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                                   EXHIBIT 23

                          CONSENT OF RADICS & CO., LLC










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                         CONSENT OF INDEPENDENT AUDITORS



         We have issued our report dated February 15, 2002, accompanying the consolidated financial statements of Liberty Bancorp, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ending December 31,

2001. We consent to the incorporation by reference of said report in the

Registration Statement of Liberty Bancorp, Inc. on Form S-8, (File No.

333-95819, effective February 1, 2000).

                                                    /S/ Radics & Co., LLC

Pine Brook, New Jersey
March 28, 2002